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                                                                      EXHIBIT 99

                                                           FOR IMMEDIATE RELEASE
                                                                December 6, 2004
                                                       CONTACT: Danielle Portice
                                                         (810) 664-2977 ext. 339

                                  NEWS RELEASE

         The Board of Directors of County Bank Corp, the holding company of Lapeer County Bank & Trust Co., declared a quarterly cash dividend of $.28 per share and a special dividend of $.39 per share during its regularly scheduled meeting on November 17, 2004. The dividend is payable on December 31, 2004 to shareholders of record on December 17, 2004.

         President Curt Carter is pleased to announce that this dividend is the 157th consecutive cash dividend paid to shareholders.

         Through the end of October 2004, total assets grew to $252,884,000 compared to $250,845,000 in October 2003. Earnings per share were $3.08 (annualized) and shareholder's equity reached $30,179,000.